Exhibit 99.2
NEWS

MSC INDUSTRIAL SUPPLY CO. ANNOUNCES PLANNED CEO TRANSITION

Erik Gershwind to Retire as CEO and Remain on Board as Non-Executive Vice Chair
Martina McIsaac to Succeed Erik Gershwind as CEO

MELVILLE, N.Y. and DAVIDSON, N.C. (October 23, 2025) - MSC Industrial Supply Co. (NYSE: MSM), a premier distributor of Metalworking and Maintenance, Repair and Operations (MRO) products and services to industrial customers throughout North America, today announced that Martina McIsaac, MSC’s current President and Chief Operating Officer, will succeed Erik Gershwind as Chief Executive Officer, effective January 1, 2026, and maintain her role as President. Following his planned retirement as Chief Executive Officer, Mr. Gershwind will continue to serve the Company as non-executive Vice Chair of the Board of Directors while Mitchell Jacobson remains the Company’s non-executive Chairman of the Board of Directors. Ms. McIsaac will also join the MSC Board of Directors upon assuming her new role as President and Chief Executive Officer.

The leadership transition reflects MSC's commitment to succession planning, positioning the organization for sustained growth, and value creation. Ms. McIsaac is a seasoned executive most recently responsible for overseeing the operational and strategic direction of the Company across Sales, Field Service/Solutions, Category Management, Procurement, Pricing, Supply Chain, Sustainability, and Information Technology.

"On behalf of the entire Board, I want to express our deepest gratitude to Erik for thirteen years of exceptional leadership and unwavering dedication as CEO," said Steven Paladino, Lead Independent Director. "Erik has shaped the Company’s direction and growth path, leading MSC's transformation from a spot-buy supplier into a mission critical partner on the plant floor of industrial customers. He focused relentlessly on helping customers solve their Mission Critical challenges while leading strategic investments in people, technology, and acquisitions that drove substantial growth. We thank him for his leadership and are pleased he will continue to serve as Vice Chair of the Board.”

Mitchell Jacobson, the Company’s non-executive Chairman of the Board of Directors, said, “We are excited for Martina to serve as MSC's next leader. The Board has worked closely with her over the past three years and has tremendous confidence in her. She has demonstrated a track record of operational execution and has built strong relationships with our customers, suppliers, and all stakeholders. She will build on recent momentum and drive the innovation and growth necessary to achieve our Mission Critical objectives."

Erik Gershwind, Chief Executive Officer, said, “Reflecting on nearly thirty years with MSC and thirteen years as CEO, I am proud of what our team has accomplished. The culture we have molded and the strategies we have implemented set the company up for great success moving forward. It has been an honor to lead this company, and I want to thank Steve and our Board for their trust and guidance. I'm excited to continue supporting the Company as Vice Chair of the Board.”

Mr. Gershwind continued, "Martina has demonstrated exceptional leadership and vision, and I am confident in her ability to lead MSC into its next phase of growth. During her tenure thus far, we have improved execution, strengthened our market position, and enhanced our customer value proposition."

Martina McIsaac, President and Chief Operating Officer concluded, "I am honored by the Board's confidence and excited to step into this expanded role, leading MSC into its next chapter. Over the past three years, I've had the privilege of working alongside an exceptional team of associates that deliver for our customers day in and day out. I am energized by the opportunities ahead to accelerate growth, build on our strong foundation, and fulfill our mission to be the best industrial distributor for our associates, customers, suppliers, and shareholders."

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515 Broadhollow Road, Suite 1000, Melville, New York 11747 | 525 Harbour Place Drive, Davidson, North Carolina 28036 | mscdirect.com

Contact Information
Investors:	Media:
Ryan Mills, CFA	Leah Kelso
Head of Investor Relations	VP, Communications and Sales Enablement
Rmills@mscdirect.com	Leah.Kelso@mscdirect.com

Martina McIssac Biography

Martina McIsaac is President and Chief Operating Officer of MSC Industrial Supply Co. In this role, she has overall responsibility for the entirety of MSC's day-to-day operations, which include Sales, Field Service/Solutions, Category Management, Procurement, Pricing, Supply Chain, Sustainability and Information Technology.

Ms. McIsaac joined MSC in 2022 as Executive Vice President and Chief Operating Officer and in 2024 was appointed as MSC’s President and Chief Operating Officer. Prior to joining MSC, Ms. McIsaac served a nine-year tenure with Hilti Corporation, a multinational company that develops, manufactures and markets hardware, software and services for the construction, building maintenance, energy and manufacturing industries. Most recently, she served as Region Head and Chief Executive Officer of Hilti, Inc., leading the North America organization. Prior to joining Hilti, Ms. McIsaac held a series of progressively responsible leadership roles with Avery Dennison, a Fortune 500 global materials science and manufacturing company. During her 14-year tenure with Avery Dennison, Ms. McIsaac served in a range of sales, marketing, business development and operational roles in Mexico, Argentina, Chile, Canada and the U.S. prior to being named Vice President and General Manager of the Performance Polymers Division.

Ms. McIsaac holds a bachelor's degree in economics from Western University and a master's degree in international business from the University of South Carolina, where she serves on the board of the Folks Center for International Business. Ms. McIsaac is a signatory to the Catalyst CEO Champions for Change pledge, joining other high-profile leaders who are personally committed to helping organizations solve business challenges by attracting and retaining talent, fostering innovation and driving performance. She is a member of the Appalachian State University Supply Chain Advisory Board, the Texas Women's Foundation's Economic Leadership Council, a past chair of the Dallas Habitat for Humanity Women Build and past member of the Board of Directors for United Way of Metropolitan Dallas.

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.5 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of more than 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements
Statements in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that MSC expects, believes or anticipates will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth and profitability, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or
515 Broadhollow Road, Suite 1000, Melville, New York 11747 | 525 Harbour Place Drive, Davidson, North Carolina 28036 | mscdirect.com

circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity, energy and labor prices, and the impact of prolonged periods of low, high or rapid inflation; competition, including the adoption by competitors of aggressive pricing strategies or sales methods; industry consolidation and other changes in the industrial distribution sector; the applicability of laws and regulations relating to our status as a supplier to the U.S. government and public sector; the credit risk of our customers; our ability to accurately forecast customer demands; interruptions in our ability to make deliveries to customers; supply chain disruptions; our ability to attract and retain sales and customer service personnel; the risk of loss of key suppliers or contractors or key brands; changes to trade policies or trade relationships, including tariff policies; risks associated with opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; interruption of operations at our headquarters or customer fulfillment centers; products liability due to the nature of the products that we sell; impairments of goodwill and other indefinite-lived intangible assets; the impact of climate change; operating and financial restrictions imposed by the terms of our material debt instruments; our ability to access additional liquidity; the significant influence that our principal shareholders will continue to have over our decisions; our ability to execute on our E-commerce strategies and maintain our digital platforms; costs associated with maintaining our information technology (“IT”) systems and complying with data privacy laws; disruptions or breaches of our IT systems or violations of data privacy laws, including such disruptions or breaches in connection with our E-commerce channels; risks related to online payment methods and other online transactions; our ability to remediate a material weakness in our internal control over financial reporting and to maintain effective internal control over financial reporting and our disclosure controls and procedures in the future; the retention of key management personnel; litigation risk due to the nature of our business; failure to comply with environmental, health, and safety laws and regulations; and our ability to comply with, and the costs associated with, social and environmental responsibility policies. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

515 Broadhollow Road, Suite 1000, Melville, New York 11747 | 525 Harbour Place Drive, Davidson, North Carolina 28036 | mscdirect.com